                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of Earliest Event Reported):  October 12, 1999


                        DROVERS BANCSHARES CORPORATION
                        ------------------------------
            (Exact name of registrant as specified in its charter)


                                 PENNSYLVANIA
                                 ------------
                (State or other jurisdiction of incorporation)


           0-10958                                     23-2209390
           -------                                     ----------
    (Commission file number)                        (IRS employer ID)



  30 SOUTH GEORGE STREET, YORK, PA                                17401
  --------------------------------                                -----
(Address of principal executive office)                        (Zip Code)

      Registrant's telephone number, including area code  (717) 843-1586



                                     NONE
                                     ----
     (Former name, address and fiscal year, if changed since last report.)
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Item 5.  Other Events

     On October 12, 1999, Drovers Bancshares Corporation ("Drovers") reported its 1999 Third Quarter earnings. A copy of the press release announcing Third Quarter earnings is attached hereto as Exhibit 99.1.

     Drovers announced on October 15, 1999 that it had commenced a $5.0 million common stock offering to the general public in a community and shareholder offering. Hopper Soliday, a Division of Tucker Anthony Incorporated ("Hopper Soliday"), is acting as exclusive Selling Agent to offer and sell the common stock on a "best efforts" basis. A copy of the press release announcing the offering is attached hereto as Exhibit 99.2. A copy of the Financial Advisory Services and Agency Agreement between Drovers and Hopper Soliday related to the offering is attached hereto as Exhibit 1.1.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c)    Exhibits


            1.1 Financial Advisory Services and Agency Agreement between Drovers Bancshares Corporation and Hopper Soliday, a Division of Tucker Anthony Incorporated.

            99.1 Press Release of Drovers Bancshares Corporation dated October 12, 1999.

            99.2 Press Release of Drovers Bancshares Corporation dated October 15, 1999.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    DROVERS BANCSHARES CORPORATION



Date:  October 18, 1999             /s/ A. Richard Pugh
                                   --------------------------------------
                                    A. Richard Pugh, Chairman, President
                                    and Chief Executive Officer
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EXHIBIT INDEX

Exhibit No.               Description
-----------               -----------
1.1                       Financial Advisory Services and Agency Agreement
                          between Drovers Bancshares Corporation and Hopper
                          Soliday, a Division of Tucker Anthony Incorporated.

99.1                      Press Release of Drovers Bancshares Corporation dated
                          October 12, 1999

99.2                      Press Release of Drovers Bancshares Corporation dated
                          October 15, 1999